UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019 (April 15, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of principal executive offices)	(Zip Code)

215-830-1430
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

FC Global Realty Incorporated (the “Company”) announced that on April 15, 2019, its Board of Directors re-appointed Kristen E. Pigman to the Board, effective immediately. In addition, on April 18, 2019, the Board of Directors appointed Douglas A. Funke to the Board.

The Company had increased the size of its Board to nine (9) members in connection with the closing of the Stock Purchase Agreement with Gadsden Growth Properties, Inc. on April 5, 2019. Mr. Pigman had originally resigned from the Board at that time, which resignation was not in connection with any known disagreement with the Company on any matter.  The Board is now evaluating the needs of the Company with regard to real estate and financial expertise and matters of corporate governance, and as a result Mr. Pigman and Mr. Funke were appointed to the Company’s Board to fill vacancies on the Board.

Mr. Pigman and Mr. Funke were appointed until their successors are duly elected and qualified. There are no family relationships among either Mr. Pigman or Mr. Funke and any existing director or officer. There are also no arrangements or understandings between Mr. Pigman or Mr. Funke and any other persons pursuant to which either was selected as a director. There has been no transaction, nor is there any currently proposed transaction, between Mr. Pigman or Mr. Funke and any other director, officer or the Company that would require disclosure under Item 404(a) of Regulation S-K.

Further information on both directors is provided below.

Douglas A. Funke. Mr. Funke is the Chief Executive Officer of the Manager and Co-Portfolio Manager of the Berkeley Street Real Estate Income Fund. Mr. Funke is responsible for identifying, sourcing, structuring and managing the investments of the Fund. As Co-Portfolio Manager with Mr. Pine, he oversees the daily operations and he sets the investment guidelines for the Fund. Mr. Funke is a member of both the Investment Committee and Risk Committee at Berkeley Street Real Estate. He was Previously, a Managing Director and Head of The Americas for Iceberg Real Estate (Forum Partners spin-out entity with Mr. Pine). Mr. Funke was responsible for bottom-up research for the Income Plus and Alpha strategies as well as sourcing / structuring investments for the Special Situations fund. Prior to Iceberg he was a Managing Director and Global Portfolio Manager with Forum Securities based in Greenwich, CT. At Forum, Mr. Funke managed and oversaw the Americas. Before joining Forum Partners, Mr. Funke was a Managing Director at BeachStreet Capital where he advised hedge funds, institutional money managers, high net worth clients and public and private companies on real estate and real estate related investments. Mr. Funke began his investment career at Morgan Stanley where he was a Managing Director and Co-Portfolio Manager of Morgan Stanley Investment Management’s US Real Estate Fund and the Morgan Stanley Special Situations Fund. He was the first employee of the fund and helped raise assets under management from $5.0 million in Morgan Stanley seed capital to $7.0 billion of institutional assets. He was responsible for the day-to-day investing of these funds and managed the bottom-up stock picking and research effort. In addition to his duties as Portfolio Manager, Mr. Funke sourced, structured and executed private investments for both the Morgan Stanley US Real Estate Fund and the Morgan Stanley Special Situations Fund. Mr. Funke holds an AB in Economics and Political Science from the University of Chicago.

Kristen E. Pigman. Mr. Pigman, age 64, previously served as a member of our Board of Directors from June 2018 until April 5, 2019.  As President of The Pigman Companies, LLC (“TPC”), Mr. Pigman coordinates acquisition, planning, financing, development, construction, and disposition of commercial real estate projects for TPC, its partners, and institutional and corporate clients. Before the creation of TPC in 1994, Mr. Pigman was a titled officer and partner of The Koll Company of Newport Beach, CA. Prior to joining Koll in 1989, Mr. Pigman was President of The Sandpiper Companies, a real estate development firm headquartered in Scottsdale, Arizona; and an executive with Coldwell Banker Commercial Real Estate Group. In addition to assembling, entitling, and improving several multi-use, master-planned commercial projects ranging in size from 7 to 500 acres, over the course of his four decade real estate career he has developed for himself, his partners, or for fee in excess of six (6) million square feet of commercial properties including Office, Retail, Industrial, Flex, R&D, and Hospitality.  He served as President for five years of the Sacramento Valley Chapter of National Association of Industrial and Office Properties (“NAIOP”) and was a member of the National Board of Directors of NAIOP and Vice Chairman for the NAIOP National Office Development Forum. He also was Vice President of Development and a member of Board of Directors for the Sacramento Area Commerce and Trade Organization, Chairman of the Building Industry Association Commercial Developer’s Council, and a member of numerous other trade organizations and Chambers of Commerce. Mr. Pigman graduated from The Mercersburg Academy in Mercersburg, PA, accepted an English Speaking Union Scholarship and sat for his ‘A’ levels at The Truro School, Truro, Cornwall, UK, attended Rollins College in Winter Park, FL on a baseball scholarship, and earned a B.S. in Economics from The University of Maryland. Mr. Pigman was selected to serve on our Board because of his extensive real estate development experience.

Resignation of Directors

On April 17, 2019, Mr. Robert Watson and Mr. Jay Gratz notified the Company of their intention to resign from the Company’s Board of Directors, effective immediately, due to business matters not related to the Company which require their full attention. Neither Mr. Watson nor Mr. Gratz informed the Company of any disagreement with it regarding any matter relating to its operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FC Global Realty Incorporated has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2019	FC GLOBAL REALTY INCORPORATED

	By:	/s/ John Hartman
John Hartman
Chief Executive Officer

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